UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2008

Fidelity Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22288	25-1705405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1009 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(412) 367-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

FIDELITY BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

Item 2.06. Material Impairments

On November 5, 2008, the Registrant announced its results of operations for the quarter and twelve months ended September 30, 2008. The Registrant also announced that it would take a $1.4 million non-cash impairment charge on its investment in Freddie Mac preferred stock and a $2.0 million non-cash impairment charge on its investment in the AMF Ultra Short Mortgage Fund. The Registrant does not anticipate any material cash expenditures in the future as a result of these impairments. For information, reference is made to the Registrant’s press release dated November 5, 2008, which is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:	The following exhibits are furnished with this report.

99.1	Press Release, dated November 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY BANCORP, INC.
Date: November 5, 2008	By:	/s/ Richard G. Spencer
Richard G. Spencer President and Chief Executive Officer